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950214.01                                                           EXHIBIT 10.2

                     DATED this 29th day of   April   1999



                                    BETWEEN



                                 TVP GROUP PLC



                                      AND



                             NICHOLAS PAUL PANNAMAN


                           ------------------------
                               SERVICE AGREEMENT
                           ------------------------

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--------------------------------------------------------------------------------
SERVICE AGREEMENT
--------------------------------------------------------------------------------




DATED this  29th  day of April 1999

PARTIES:



1. TVP GROUP PLC whose registered office is at Lynton House, 7-12 Tavistock Square, London WC1H 9LT ("the Company") and

2. NICHOLAS PAUL PANNAMAN of South Cottage, The Green, Harefield, Middlesex UB9 6NP ("the Executive")


OPERATIVE PROVISIONS:


1.  DEFINITIONS


1.1  In this agreement unless the context otherwise requires:


     "Appointment" means the engagement of the Executive by the Company under the terms of this agreement;

     "Board" means the board of directors of the Company and includes any duly appointed committee thereof;

     "Group Company" means any subsidiary or holding company of the Company and any other subsidiary of any holding company of the Company, "subsidiary" and "holding company" having the same meaning as in Section 736 of The Companies Act 1985;

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     "Head Office" means the main place of business of the Company and its subsidiaries in the U.K.


1.2 The headings and marginal headings to the clauses are for convenience only and have no legal effect.

1.3 Words denoting the singular include the plural and vice versa; words denoting one gender, include all genders; words denoting persons include corporations, unincorporated associations and partnerships.

1.4 All references to statutory provisions or enactments shall include references to any consolidating legislation involving the provisions, enactments and regulations referred to and any amendment, modification or re-enactment of any such provision or enactment (whether on or before the date of this agreement) to any previous enactment which has been replaced or amended, and to any regulation or order made under such provision or enactment.


2.   APPOINTMENT AND DUTIES OF THE EXECUTIVE


2.1 The Company appoints the Executive and the Executive agrees to serve as Co-Managing Director. The Executive will be specifically responsible for reporting to the Board of the Company.

2.2  The Appointment shall commence on the            day of April 1999 and will
     continue for a period of five (5) years PROVIDED ALWAYS that the Company shall be entitled to give the Executive not less than six (6) months notice in writing such notice period to expire at any time on or after the third anniversary of the date of this Agreement. In the event of the Company not serving such notice this Agreement shall continue for the said period of five (5) years until terminated by either party giving to

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     the other not less than six (6) months notice in writing.

2.3 The Executive shall during normal working hours and such additional hours as are necessary for the proper performance of his duties:


     2.3.1 devote the whole of his time, attention and ability as the Board consider necessary to the duties of the Appointment;

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     2.3.2  faithfully and diligently perform those duties and exercise such powers consistent with them which are from time to time assigned to or vested in the Executive;

     2.3.3 obey all lawful and reasonable directions of the Board or the chairman of the Board (from time to time);

     2.3.4  use his best endeavours to promote the interests of the Company;

     2.3.5 keep the Board promptly and fully informed (in writing if so requested) of his conduct of the business or affairs of the Company and/or any Group Company and provide such explanations in respect of all matters as the Board may reasonably require;

     2.3.6 not at any time make any untrue or misleading statement relating to the Company or any Group Company or omit to bring to the Company's attention any matter relevant to or that in any material way may affect the business or commercial operation of the Company or any Group Company.


2.4 The Executive shall (without further remuneration, except as otherwise agreed) during the Appointment act as a director of the Company or such other Group Company as the Board may direct, and travel to such places whether inside or outside the United Kingdom as his duties may require but shall not be obliged to reside or spend more than 28 consecutive days outside the United Kingdom.

2.5 Notwithstanding Clause 2.4 above the Company shall not be obliged to appoint the Executive to any office in the company or any Group Company or to retain him in any such office or to vest in him any powers

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     not to appoint him or nominate him to represent the Company in any circumstances.

2.6 The Executive shall not during the continuance of the Appointment, except with the written consent of the Board or as a holder (by way of investment only) of no more than 1% of the total amount of the stocks shares or debentures of any company which are for the time being quoted on a Recognised Investment Exchange, be:-


     2.6.1 directly or indirectly engaged or concerned in any other trade or business whatsoever other than with the written consent of the Board; nor

     2.6.2 in any manner interested in any company or firm carrying on any business which is in competition with any of the business or businesses for the time being of the Company and/or any Group Company.


3.   PLACE OF WORK


     The Executive shall perform his duties at the Head Office and/or such other place of business of the Company from time to time as the Board requires within the UK.


4.   SALARY AND BONUS


4.1 Subject to Clause 4.2 and the annual salary reviews referred to below during his Appointment the Company shall pay the Executive a remuneration package of (Pounds)130,000 per annum (for which employers national insurance contribution shall be met by the Company) ("the Remuneration Package") which shall subject to the provisions of Clause

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     4.2 accrue from day to day and be payable by bank credit transfer in equal monthly instalments in arrears on or before the last Friday of each month or in the event of the last Friday of any month being a Bank Holiday, the working day immediately prior to such Friday. The salary shall be deemed to include any fees receivable by the Executive as a director of the Company or the Group Company or of any other company or unincorporated body in which he holds office as nominee or representative of the company or any group company. The Company shall review the Executive's salary in December of each year and any increase by the Board will take effect from the 1st January in the following year.

4.2 The Executive may by giving written notice to the Company receive in lieu of salary any element of his Remuneration Package by way of:-


     (i) payment of a salary payable in accordance with the provisions of Clause 4.1; or

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             (ii)    payment of any part of the Remuneration Package into a
             pension fund nominated by the Executive (such payment to be payments referred to in Clause 9.1 of this Agreement); or

     (iii) payment of any part of the Remuneration package for the costs of any vehicle provided by the Company pursuant to Clause 7.1 (other than expenses paid by the Company as a result of using the vehicle for business use in accordance with Clause 10); or

     (iv) payment of any part of the Remuneration Package for the cost of providing private health insurance pursuant to Clause 5; or

     (v) payment of any part of the Remuneration Package for the cost of death in service life assurance cover pursuant to Clause 6;


     or any combination of such methods of receiving the Remuneration Package PROVIDED THAT the total cost to the Company does not exceed the amount the Company would have paid (including employers National Insurance) if the Executive had received all of the Remuneration Package by way of salary.


4.3 In addition to his other remuneration under this Agreement the Executive shall be eligible to participate in the Company's bonus arrangements under which he may receive a discretionary bonus which if the discretion to pay the bonus is exercised will be based primarily on individual and Company performance.

4.4 For the avoidance of doubt all compensation payable under this Agreement (whether in the form of base salary or incentive compensation) shall be subject to payroll deductions (i.e. tax and national insurance) as may be lawful or customary in respect of salaried personnel of the Company.

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5.   PRIVATE MEDICAL INSURANCE


     Subject to the provisions of Clause 4.2 you and your immediate family will be eligible to participate in the Private Health Insurance Scheme operated by the Company. For the purposes of this clause "immediate family" means the spouse and children of the Executive.

     This is provided you are acceptable to the insurance company and subject to such conditions as the insurance company may impose and may be agreed between you and the Company. Cover will only be effective after you have been accepted by the insurer. The Company will provide all reasonable assistance, if required, in this regard.


6    DEATH IN SERVICE


     Subject to the provisions of Clause 4.2 the Executive will be eligible for life assurance cover to the amount of four times the Executive's annual salary, at the relevant time for the benefit of the Executive's named beneficiary.


7.   CAR



7.1 Subject to the provisions to Clause 4.2 the Company shall provide and maintain (including the costs of the road licence and insurance) a car equivalent to that now provided to the Executive (or other car as approved by the Board) for the use of the Executive in the performance of his duties and shall pay the vehicle leasing costs including VAT (where this is not ordinarily recoverable), together with all running expenses, including maintenance, repairs and petrol. The Company shall change the car for a new car (but otherwise equivalent to the Executive's previous car) every three
     (3) years.

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7.2  the Executive will comply with all reasonable directions from time to time given by the Company with regard to motor vehicles provided by the Company for the use of its staff;

7.3 it is the Executive's responsibility to ensure that the car is regularly maintained and serviced in accordance with the manufacturer's recommendations. Costs for any additional repairs must be approved by the Board. The car should at all times be maintained in a roadworthy condition and in good order so that it will bring the maximum resale price on replacement.

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7.4  the Executive will return the car, along with all keys and all relevant supporting documents to the Company at its head office immediately upon the determination of the Appointment. The car should be returned in good order and repair and in accordance with the Executive's obligations under 7.2 above.


8.   MOBILE TELEPHONE


     The Company will provide the Executive with a mobile telephone suitable for his duties and will be responsible for connection, rental and call costs (other than costs in connection with non-business telephone calls).


9.   PENSION


     Subject to the provisions of Clause 4.2, the Company will contribute an amount of the Remuneration Package to the Executive's personal pension scheme.


10.  EXPENSES


     The Company shall reimburse to the Executive on a monthly basis all travelling, hotel, entertainment and other expenses reasonably incurred by him in the proper performance of his duties (including, without limitation, expenses for the use by the Executive of his car for business travel at such rate per mile as the Board shall specify from time to time and business telephone calls made on the mobile telephone provided above) subject always to the Executive complying with such guidelines or regulations issued by the Company in this respect and to the production to the Company of such vouchers or other evidence of actual payment of the expenses as the Company may reasonably require.

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11.  HOLIDAY


11.1 In addition to English public holidays, the Executive is entitled to 25 working days paid holiday in each holiday year to be taken at such time or times as may be agreed with the Board. The Executive is not permitted, without the consent of the Board, to carry forward any unused part of his holiday entitlement to a subsequent holiday year.

11.2 On the termination of the Appointment for whatever reason, the Executive shall either be entitled to pay in lieu of outstanding holiday entitlement or be required to repay to the Company (or the Company shall be entitled to make a deduction from the Executive's remuneration and by executing this Agreement the Executive consents to any such deduction) any salary received for holiday taken in excess of his actual entitlement. The basis for payment and repayment shall be in the case of accrued holiday entitlement:


     11.2.1  2 days holiday for each completed calendar month of service;

     11.2.2 in the case of payment in lieu or deduction 1/260 of the Executive's annual salary for each day's holiday not taken or taken in excess of the accrued entitlement.

     11.2.3 The Company and the Executive agree that for the purposes of calculating the Executive's holiday entitlement under this Clause 11 the "holiday year" means the period from 1 January to 31 December.


12.  SICKNESS


12.1 If the Executive is absent because of sickness (including mental disorder)

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     or injury he shall report this fact forthwith to the Head Office. If the
     Executive returns to work after a period of absence due to sickness of seven days or less he will complete a self-certification form which will be retained in the Company's records. If the Executive is absent for more than seven days he shall provide a medical practitioner's certificate on the eighth day and thereafter so that his whole period of absence is certified by such certificates.

12.2 If the Executive shall be absent due to sickness (including mental disorder) or injury and such incapacity is duly certified in accordance with the provisions of Clause 12.1, he shall during such incapacity not exceeding a continuous period of 90 calendar days be entitled to receive his full remuneration less the amount of any benefit which the Executive is entitled to claim under any Statutory Sick Pay or Social Security Sickness Benefit or other benefits recoverable by the Executive (whether or not recovered) may be deducted therefrom.


13.  RESTRICTIVE COVENANTS AND CONFIDENTIAL INFORMATION


13.1  Restrictive Covenants


     13.1.1 The Executive covenants that he shall not at any time during his employment or for the period of 12 months from the date on which his employment with the Company ceases (hereinafter referred to as "the Termination Date") without the prior written consent of the Company either alone or jointly with or as agent, director, manager, consultant, contractor, employee or partner of any other person, firm, company or organisation directly or indirectly:

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            13.1.1.1  be engaged or concerned in any business or activity within
                      100 miles of any place of business of the Company or any Group Company which competes directly with any business carried on by the Company and/or by any Group Company at the Termination Date and with which business the Executive had been concerned in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date;

            13.1.1.2 in relation to any business carried on by the Company and/or any Group Company and in competition with the Company and/or any Group Company canvass, solicit or endeavour to take away from the Company and/or any Group Company the business or custom of any person, firm, company or organisation who or which was, at the Termination Date or at any time during the 12 months immediately preceding the Termination Date, a customer or client of the Company and/or any Group Company and with whom or which the Executive shall have come into contact in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date;

            13.1.1.3 in competition with the Company and/or any Group Company solicit the services of any person, firm, company or organisation who or which at the Termination Date or during the 12 months

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                      immediately preceding the Termination Date was a supplier, agent or distributor of or did business for the Company or any Group Company with whom or which the Executive had come into contact in the performance of his duties under this Agreement during the 12 months immediately preceding the Termination Date; nor

            13.1.1.4 solicit or endeavour to entice away from the Company and/or any Group Company any person who was on the Termination Date a director or a senior employee of the Company and/or of any Group Company.


     13.1.2 Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit the Executive from acquiring as an investment not more than one per cent (1%) of the capital stock of a competing business whose stock is listed or traded on any recognised investment exchange (as defined in Section 207 of The Financial Services Act 1986).


13.2 Confidential Information



     13.2.1 The Executive shall not at any time whether before or after the termination of this Appointment with the Company disclose to any person firm company or organisation whatsoever nor print or publish or in any manner use any secret or confidential information matter or thing relating to the Company and/or any Group Company or the business thereof except in the proper performance of his duties hereunder or with the prior written consent of the Company or as required by law.

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     13.2.1  For the purposes of this clause information shall be secret and/or confidential if it affects or relates to the business of the Company and/or its Group Companies, including without limitation, financial data, customer lists, and data, licensing arrangements, business strategies, pricing information, product development, intellectual, artistic, literary, dramatic or musical rights, works or other materials of any kind or nature (whether or not entitled to protection under applicable copyright laws, or reduced to or embodied in any medium or tangible form), including without limitation, any copyrights, patents, trademarks, service marks, trade secrets, contract rights, titles, themes, stories, treatments, idea, concepts, technologies, art work, logos, hardware, software, and may be embodied in any and all computer programs, tapes, diskettes, disks, mailing lists, lists of actual, or prospective customers and/or suppliers, notebooks, documents, memoranda, reports, files, correspondence, charts, lists and all other written, printed or otherwise recorded material or any kind whatsoever and any other information, whether or not reduced to writing, including "know-how", ideas, concepts, research, processes, and plans but shall not include information that is in the public domain, information that is generally known in the trade, or information that you can prove you acquired wholly independently of your employment with the Company.


13.3 Non-disparagement


     The Executive will not, at any time during the Appointment or thereafter, disrupt, disparage, impair or interfere with the business of the Company or any Group Company whether by way of disrupting its relationship with customers, agents or representatives, disparaging or diminishing the

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     reputation of the Company or any Group Company or otherwise.


13.4 General


     Because of the difficulty of measuring economic losses to the Company or any Group Company which may arise as a result of a breach or breaches of the foregoing covenants in this clause 13 and because of the immediate and irreparable damage that could be caused to the Company or any Group Company for which there would be no adequate remedy in monetary damages, the Executive acknowledges that the foregoing covenants may be enforced by the Company in the event of breach by the Executive, by injunctions. Nothing in this Agreement shall be construed as prohibiting the Company or any Group Company from pursuing any other available remedy for any such breach or threatened breach.


13.5 It is agreed by the parties that the foregoing covenants in this clause 13 impose a reasonable restraint on the Executive in light of the activities and business of the Company and the Group Companies on the date of the execution of this Agreement and the current plans of the Company and the Group Companies.

13.6 The covenants in this clause 13 are severable and separate, and the unenforceability of any specific covenant shall not affect the validity or enforceability of any other covenant. Moreover, in the event any court of competent jurisdiction determines that the scope time or territorial restrictions set out unenforceable, but would be enforceable if some of the relevant wording were deleted, it shall apply with such deletions as are necessary to make it enforceable.

13.7 All of the covenants in this clause 13 shall be construed as an agreement

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     independent of any other provision in this agreement, and the existence of any claim or cause of action by the Executive against the Company or any Group Company, whether predicated on this agreement or otherwise, shall not constitute a defence to the enforcement by the Company of such covenants. The covenants contained in this clause 14 shall not be affected by any breach of any other provisions of this agreement by any of the parties.

13.8 The obligations of the parties under this clause 13 shall survive the termination of this Agreement.

13.9 The Executive confirms that he has received independent legal advice in respect of the effect of and potential liability attaching to the restrictions and obligations contained in this Clause 13.


14.  PAYMENT IN LIEU OF NOTICE


     The Company may elect in its absolute discretion to terminate the Executive's employment without notice on payment to the Executive of an amount equal to the Executive's basic salary for the notice period (at the rate payable when the Company makes its election). The Executive will not be entitled to this payment if the Company does not elect to make a payment in lieu of notice.


15.  SUSPENSION AND TERMINATION


15.1 In order to investigate a complaint against the Executive of misconduct, the Company is entitled to suspend the Executive on full pay for a period of up to 14 days.

15.2 The Company may by notice terminate this Agreement with immediate

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     effect if the Executive commits an act or acts of gross misconduct. Gross misconduct includes but is not limited to the following where the
     Executive:


     15.2.1 in the opinion of the Board seriously neglects or refuses to carry out the duties required of him hereunder or is guilty of any other wilful breach or non-observance of any of the terms and conditions of this Agreement;

     15.2.2 is guilty of any conduct which in the reasonable opinion of the Board tends to bring himself, the Company of a Group Company into disrepute; or

     15.2.3 is convicted of any criminal offence (excluding an offence under road traffic legislation in the United Kingdom or elsewhere for which he is not sentenced to any term of imprisonment whether immediate or suspended); or

     15.2.4 commits any act of dishonesty whether relating to the Company, any Group Company, any employees of any such company or otherwise; or

     15.2.5 becomes bankrupt or makes any arrangement or composition with his creditors generally; or

     15.2.6 is in the reasonable opinion of the Board incompetent in the performance of his duties; or

     15.2.7 is found liable following a full investigation by the Company, of any serious act of race, sex or disability discrimination whether such act or acts results in legal proceedings being brought against the

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             Company or not.


15.3 The Company may formally terminate the Agreement by notice in writing at any time whilst the Executive is incapacitated by reason of ill health or accident from performing his duties hereunder and shall have been so incapacitated for a period of 60 working days or more in aggregate or a continuous period of 90 calendar days in any calendar year at the time of giving such notice.

15.4 Any delay by the Company in exercising any right to termination shall not constitute a waiver of such right.

15.5 On the termination of this agreement for whatever reason, the Executive shall at the request of the Company resign (without prejudice to any claims which the Executive may have against any company arising out of this agreement or the termination of his employment) from all and any offices which he may hold as a director of the Company or any Group Company and from all other appointments or offices which he holds as nominees or representatives of the Company. The Executive irrevocably authorises any director or of the Company to do any act or sign any document on his behalf as the Company requires in relation to any such resignation.

15.6 Where disciplinary action has to be taken in respect of the Executive, the Company's disciplinary procedure and rules will apply. A copy of such procedures and rules is available from the Head Office.


15.7 If the Executive has any grievance relating to his employment or if he is dissatisfied with any decision affecting him, he should first attempt to resolve the issue or issues by discussing matters with the Group

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      Managing Director. Failing a satisfactory resolution he may refer matters in writing to the Group Chairman.


16.  GARDEN LEAVE


16.1 If either the Executive or the Company serves notice on the other to terminate this employment the Company may require the Executive to take "garden leave" for all or part of his notice period.

16.2  If the Executive is asked to take garden leave he:


     16.2.1 will not be required to attend his place of work or any other premises of the Company or any Group Company; or

     16.2.2 may be asked to resign immediately from any offices he holds in the Company or any Group Company;

     16.2.3 may not be required to carry out any duties during the remaining period of his employment;

     16.2.4 must return to the Company on request all documents and other materials (including copies) belonging to the Company including but not limited to documents and other materials containing confidential information;

     16.2.5 may not without the prior written permission of the Company contact or attempt to contact any employee of the Company or contact or attempt to contact any client, customer, supplier, agent, professional adviser or any other person connected with the Company in a commercial capacity; and

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     16.2.6  may not be employed by or work for any other person, firm, company or organisation except with the written permission of the Board.


16.3 During any period of garden leave the Executive will continue to receive his full salary and benefits.


17.  INVENTIONS


17.1.  For the purpose of this Clause:-


       "Inventions"  means any inventions, developments, secret formula, process or improvement, trade mark or name, copyright, design, plan, drawing, computer program, compilation, reports, information, databases, specification or device of whatever nature which relates to the business and/or products of THE Company and/or any Group Company, and is invented, developed, created, devised or otherwise acquired by the Executive (whether alone or jointly with any other person) during the continuance of this Agreement on whatever media PROVIDED THAT any invention to which Section 39, Patents Act 1977 applies shall only be an invention within this definition if the same:


                   17.1.1 was made in the course of the normal duties of the Executive, or in the course of duties falling outside his normal duties, but specifically assigned to him, and in either case it was reasonable to expect that the same might

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                           reasonably be expected to result from the execution
                           by the Executive of his duties; or

                   17.1.2 was made in the course of the Executive's duties and at the time of making the same, because of the nature of his duties and the particular responsibilities arising from the nature of his duties, he had a special obligation to further the interests of the Company.


     "Registrable Rights"  means patents, service marks, registrable designs, trade marks, utility models or similar commercial monopoly rights created by registration (whether in the United Kingdom or elsewhere in the world).


17.2  During the continuance of the Appointment:-


     17.2.1 the whole interest of the Executive in any Inventions shall become the absolute beneficial property of the Company without any payment to the Employee (except to the extent provided in Section 40 of the Patents Act 1977) other than reimbursement of out-of-pocket expenses and (except in so far as they are deemed vested in the Company under the provisions of any statute) the Executive hereby assigns by way of future assignment to the Company the whole of his interest in any Inventions and in any intellectual property rights (including without limitation copyright, design right, trade and service mark rights, database rights and semi-conductor topography rights) in any such Inventions throughout the world including any extensions, renewals or revivals and the right to sue for damages;

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     17.2.2  the Executive shall promptly communicate to the Company full particulars of all Inventions and, if any of the Inventions is capable of being protected by any Registrable Rights, the Company shall decide whether and where applications shall be made for such Registrable Rights in respect of the same and the Executive shall until such rights shall be fully and absolutely vested in the Company hold the Inventions in trust for the Company;

     17.2.3 all such Registrable Rights shall be applied for and taken out at the Company's expense and in the name of the Company or if the Company shall require in the joint names of the Executive and the Company and the Executive shall concur in applying for the same and shall at the Company's expense prepare all such drawings and specifications models and designs as may be necessary and give every assistance in his power to procure the grant of such Registrable Rights to the Company;

     17.2.4 the interest (if any) of the Executive in such Registrable Rights shall be unconditionally assigned by him to the Company or as the Company may direct and any renewal fees payable in respect thereof shall be paid by the Company;

     17.2.5 the Executive will, at the request and expense of the Company, do all acts and execute all documents which may be necessary to give effect to this Clause 17 including, without limitation, entering into any action, claim or proceeding; and

     17.2.6 the Executive waives all moral rights arising from any Inventions, so far as the Executive may lawfully do so, in favour of the

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               Company.


18.  GENERAL


18.1 The Executive notes that the Company operates a no-smoking policy within its operating premises and agrees to adhere to this policy.

18.2 The Executive agrees that he has a duty to take reasonable care for his health and safety and other persons who may be affected and to co-operate with the Company to enable the duties and requirements of the Health and Safety at Work Act 1974 to be carried out.

18.3 The expiration or termination of this agreement shall not operate to affect such of the provisions of this agreement as are expressed to operate or have effect after then and shall be without prejudice to any accrued rights or remedies of the parties.

18.4 The validity, construction and performance of this agreement shall be governed by English law. All disputes claims or proceedings between the parties relating to the validity, construction or performance of this agreement shall be subject to the non-exclusive jurisdiction of the High Court of Justice in England and Wales to which the parties irrevocably submit.

18.5 Any notice to be given by a party under this agreement must be in writing and must be given by delivery at or by sending first class post or other faster postal service, or telex, facsimile transmission or other means of telecommunication in permanent written form (provided the addressee has his own facilities for receiving such transmissions) to the last known postal address or relevant telecommunications number of the other party.

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      Where notice is given by sending in a prescribed manner it shall be deemed to have been received at the time at which the letter was delivered personally or transmitted or if sent by post, 48 hours after posting. To prove the giving of a notice it shall be sufficient to show it was despatched.

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     18.6  Any benefits provided by the Company to the Executive or his family which are not expressly referred to in this agreement shall be regarded as ex-gratia and at the entire discretion of the Company and shall not form part of the Executive's contract of employment.

18.7 This agreement constitutes the entire agreement of the parties in relation to the Executive's employment and all other agreements or arrangements, whether written or oral, express or implied, between the Executive and the Company relating to the services of the Executive save as referred to in this agreement shall be deemed to have been cancelled and no longer in effect.

18.8 A contracting-out certificate pursuant to the Pension Schemes Act 1993 is in force

18.9 The terms and conditions of employment set out in this Agreement satisfy the requirements of section 1 of the Employment Rights Act 1996.


IN WITNESS whereof the Executive has signed as a deed and the Company has signed the date and year first before written.



SIGNED and DELIVERED      )
as a DEED by  the said      )
NICHOLAS PAUL PANNAMAN    )
in the presence of:       )



Witness:  ...........................

Address:  ...........................

          ...........................

          ...........................

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Occupation:  ........................

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SIGNED and delivered as a Deed     )  Robert.Walston.
for and on behalf of               )  Director
TVP GROUP PLC                      )
                                   )  Jess.Brown
                                      Director

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